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                                                                      Exhibit 16



                            [LETTERHEAD OF TANNER LC]



November 7, 2005


Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01, CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT, of Form 8-K dated November 7, 2005 of UBRANDIT.COM and are in agreement with the statements contained in section 4 therein insofar as they relate to our firm. We have no basis on which to agree or disagree with the statements of the registrant contained in the other sections of the Form 8-K filed November 1, 2005.

Very truly yours,

/s/ Tanner LC

Salt Lake City, Utah